UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

FOOTHILLS EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55872	27-3439423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Blvd., 23rd Floor

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(424) 901-6655

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

Foothills Exploration, Inc. (“Foothills” or the “Company”) is hereby presenting information regarding its oil and natural gas prospective resources issued by an independent third-party engineering firm on January 6, 2020, for the Company’s interest in 16,387 acres located in the Wind River Basin, Wyoming, known as the Beaver Creek East Project, which indicates Prospective Resources of approximately 21 million barrels of undiscovered oil, with a PV-10 value of $372 million (after risk).

Oil and Natural Gas Resources Information

Foothills’ oil and gas prospective resources were independently prepared by Chapman Petroleum Engineering Ltd. out of Calgary Canada (“Chapman”). Chapman’s analysis included a review of the available technical data including the geological and geophysical interpretation presented by the Company, proposed contractual terms, information from relevant nearby wells or analogous reservoirs and the proposed program for each prospect.

Chapman reviewed this material with respect to the estimated resources and productivity that would be expected if a successful program, the anticipated capital costs (including drilling, completion and equipment), the average operating costs in the area and expected product prices. They also considered the availability of market access, and production and transportation infrastructure within economic reach of the area.

The economic analysis was performed for the Company’s interest position. Based on its analysis, after consideration of risk, Chapman has concluded that the potential of these prospects is of sufficient merit to justify the work program being proposed by the Company and furthermore, Chapman recommends and supports the Company’s participation.

The purpose of the report was to independently determine the feasibility of the Company undertaking the development of the prospective resources in the Beaver Creek East area, Wind River Basin, Wyoming, and determine the range of the magnitude of the prospective resources and the economic value before and after the consideration of risk.

Due to the risks involved in exploring for oil and gas reserves, Chapman’s assessment of the project cannot be considered a guarantee that any wells drilled will be successful.

In summary, Chapman’s analysis indicates that the Company’s Prospective Resources and economics (before income tax) as of August 31, 2019, for its leasehold position located in the Beaver Creek East Area of Wyoming’s Wind River Basin are as presented in Table 1 below.

Table 1

Summary of Company Prospective Resources and Economics

Before Income Tax

September 1, 2019

(as of August 31, 2019)

Foothills Exploration, LLC

Beaver Creek East Area, Wind River Basin, Wyoming, USA

	NET TO APPRAISED INTEREST
	Resources						Cumulative Cash Flow (BIT) - M$
	Oil		Conventional Natural Gas		NGL
	MSTB		MMcf		Mbbls		Discounted at:
	Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/yr	10%/yr	15%/yr	20%/yr

Description
BEFORE RISK
Arithmetic Average
Development Program (Madison)	24,179	21,157	0	0	0	0	1,149,612	662,831	412,305	271,002	185,721
Development Program (Tensleep)	30,381	26,583	0	0	0	0	1,603,601	838,816	495,441	317,188	214,834
Development Program (Frontier, Dakota, Muddy Zones)	0	0	78,375	68,578	413	248	192,198	124,271	83,073	57,056	40,049
Development Program (Phosphoria Zone)	0	0	28,487	24,926	150	90	27,925	13,182	4,669	(291)	(3,172)
Total Before Risk Arithmetic Average	54,560	47,740	106,862	93,504	562	357	2,973,337	1,639,100	995,487	644,954	437,431

AFTER RISK
Arithmetic Average After Risk
Development Program (Madison)	8,221	7,193	0	0	0	0	387,172	221,667	136,488	88,445	59,449
Development Program (Tensleep)	12,760	11,165	0	0	0	0	670,264	349,055	204,837	129,971	86,982
Development Program (Frontier, Dakota, Muddy Zones)	0	0	27,431	24,002	144	87	67,269	43,495	29,075	19,970	14,017
Development Program (Phosphoria Zone)	0	0	10,255	8,973	54	32	10,053	4,746	1,681	(105)	(1,142)
Total After Risk Arithmetic Average	20,981	18,358	37,686	32,976	198	119	1,134,759	618,962	372,081	238,280	159,306

M$ means thousands of dollars

MSTB means thousands of barrels

Mbbls means thousands of barrels

NGL means natural gas liquids

Gross resources are the total of the Company's working interest share before deduction of royalties owned by others

Net resources are the total of the Company's working and/or royalty interest share after deducting the amounts attributable to royalties owned by others

Columns may not add precisely due to accumulative rounding of values throughout the report

The diagram below depicts the resource classification system used in Chapman’s report. The Company’s resources in the Wind River Basin are classified as “Prospective Resources.” See blue shaded section of diagram below.

Prospective Resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulation by application of future development projects. Prospective Resources have both an associated Chance of Discovery and a Chance of Development.

Prospective Resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity. There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the resources.

The Company will need to initially raise $12 million to begin the work program described in the Chapman report.

Greater Green River Basin – Point of Rocks Project

Production is still currently shut-in on the asset. On September 17, 2019, the Company issued a current report on Form 8-K disclosing a PV-10 valuation of the proved oil and gas reserves on these properties at $1.98 million. The Company must now post all of the required surety bonds in order to finalize the transfer of operations from the seller, which it anticipates doing before the end of February. Foothills closed on the acquisition and paid for these properties in March 2019. The Seller has entered into formal proceedings to have Foothills complete all the obligations for bonding in a timely manner. The parties entered into an agreement that provides certain stipulations for the posting of the bonds and oversight of the wells during this time. The Company is also in discussions to have the note, which is collateralized by these properties, refinanced and assigned. No assurances can be made that the Company will be able to meet the lender’s payment obligations or regulatory bonding requirements. Failure to meet the obligations of the secured lender could result in the sale or divestiture of this asset.

Debt Management

Company management has been in ongoing discussions regarding payment of its notes with all of its debtholders. Management is currently working with the parties to either extend or repay the obligations to their satisfaction. Nevertheless, in the absence of an agreement with these parties, management remains committed to considering all available pathways to refinance or repay the notes so it can execute its business model.

Disclaimer:

Investors are urged to consider closely the disclosures and risk factors in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the other reports and filings with the SEC, available from the Company’s offices or website. These forms can also be obtained from the SEC via the internet at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2020

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer